Exhibit 10.12

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Amendment”) effective as of July 1, 2006 by and between Aerospace/Defense, Inc., a South Carolina corporation (hereinafter call the “Landlord”) and Force Protection Industries, Inc. and Force Protection, Inc., Nevada corporations (collectively, the “Tenant”).

RECITALS

1.             By Industrial Lease effective as of January 15, 2006, as amended by instrument dated as of May 1, 2006, entitled “First Amendment to Lease” (“First Amendment”), the Landlord leased unto Tenant certain premises within Building No. 1 situated in an industrial project (the “Project”) located in Ladson (Charleston County), South Carolina. The Industrial Lease as amended by the First Amendment shall hereinafter be referenced collectively as the “Lease.” By the execution of this second Amendment, the parties intend to amend the Lease according to the terms of Subsection 27K of the Lease. Each capitalized term used and not otherwise defined or modified herein shall have the meaning ascribed thereto in the Lease.

2.             At the request of the Tenant, the Landlord has agreed to modify the term “Premises” under the terms, conditions and reservations hereunder by adding a total of 37,551 square feet to Paragraph 1A, Clause (i) of the Lease which square footage is comprised of and added to the definition of “Leased Area” as of July 1, 2006:

A.            2,132 square feet comprised of two areas [one area measuring approximately 13 feet times 64 feet from the east end of the mezzanine (adjacent the 468 square feet of the mezzanine currently under lease to Tenant) located above D-Bay in Building No. 1 and another area at the west end of the same mezzanine measuring approximately 13 feet times 100 feet] as shown on Exhibit A to this Amendment;

B.            9,440 square feet comprised of an area measuring approximately 59 feet times 160 feet at the southeast corner of C-Bay in Building No. 1 as shown on Exhibit B to this Amendment (adjacent 2,301 square feet of C-Bay currently under lease to Tenant);

C.            18,720 square feet of floor area (not including mezzanine areas) of D-Bay of Building No. 1 representing the western portion of D-Bay (adjacent the 32,760 square feet of D-Bay currently under lease to the Tenant) comprising an area measuring approximately 117 feet times 160 feet and shown on Exhibit C to this Amendment; and

D.            7,259 square feet comprising areas shown as Office Area II, Restrooms, Breakroom, Storage Room and Lunchrooms as shown as the cross-hatched areas on Exhibit D to this Amendment.

For clarification, once all the additional square footage referenced in subsections A through D above have become added to and a part of the Leased Area (and therefore the “Premises”) as hereinabove provided, the total square footage of Leased Area shall total 99,260 square feet (26,180 square feet referenced in Clause (i) of Paragraph 1A of the original Lease, plus 35,529 square feet referenced in the First Amendment and 37,551 square feet referenced above).

3.             In consideration for amending the Lease as referenced in Recitals 1 and 2 above, the Tenant agrees to amend Paragraph 3A (a) by increasing the Base Rent for the Leased Area as hereinafter provided.

4.             The Landlord and Tenant now wish to enter into this Amendment to amend the Lease according to the terms, provisions and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual promises given one to the other, the parties do hereby covenant and agree to amend and modify the Lease as follows:

1.             All the recitals set forth above in the “Recitals” clauses are hereby made an integral part of this Agreement.

2.             Paragraph 1 (the Premises), Section A, Clause (i) of the Lease is modified by adding 37,551 square feet according to Recital 2 above for a total square footage of Leased Area in Building No. 1 of 99,260 square feet.

3.             Paragraph 2A is hereby amended by amending and restating the proviso clause of the first sentence thereof as follows:

“...; provided, however, notwithstanding any provision of this Lease to the contrary, it is agreed, acknowledged and understood that either party, without liability to the other party, may terminate this Lease with respect to any portion or all of the Premises at any time during the Term of this Lease by giving no less than ninety (90) days prior written notice thereof to the other party.”

4.             Paragraph 5B (vi) of the Lease is modified by adding the Hallways (shown on Exhibit D) adjacent to the offices and restrooms (leased under this Amendment) included within the meaning of Common Areas.

5.             Tenant shall ensure that its employees and invitees do not enter the manufacturing and office areas of Building No. 1 not leased to the Tenant except for the sole purpose of using the most direct pedestrian route (i) leading from the door separating B-Bay (adjacent the Lunchrooms) and the Hallways shown on Exhibit D to the Lunchrooms and (ii) leading from the office area currently leased by Tenant (under Office Lease dated June 1, 2005) to C-Bay, which route is shown on Exhibit E. Landlord shall take precaution to ensure that its employees and invitees confine themselves to the Premises and the direct access routes referenced above.

6.             Notwithstanding any term or provision contained in this Amendment and the Lease, the Landlord reserves to itself and other occupants and tenants of Building No. 1 and their respective employees and invitees the non-exclusive access and rights of ingress and egress across, and use of, certain portions of the Premises as follows:

A.                                   Pedestrian access across D-Bay to the stairs leading to the Mezzanine located above D-Bay for access to that portion of the mezzanine not leased to the Tenant (see Exhibit A);

B.                                     Pedestrian and vehicular access across the area that measures approximately 15 feet on each side of and including the railroad tracks running near and parallel along the western boundary of D-Bay. For clarification, this access area (which is marked “Access” on Exhibit E) is retained by the Landlord in order to drive vehicles (such as, for example, switch engine, railroad engine, mobile crane and other vehicles) across D-Bay to Bays B and C and from time-to-time transport materials across this access area;

C.                                     Pedestrian access across and through the Breakrooms to the doors leading to and from those rooms located adjacent to the Restrooms, Breakrooms and Storage Room which are not leased to the Tenant (see Exhibit D);

D.                                    Pedestrian access into the main entrance and across the Lobby (shown on Exhibit D) to the Hallways allowing pedestrian access to and from the office areas not leased to the Tenant and to B-Bay; and

E.                                      Non-exclusive use of those certain Restrooms (shown on Exhibit D) leased under this Amendment to the Tenant, which Restrooms are to be shared with the Landlord and its employees and other occupants and Tenants of Building No. 1.

The area reserved for access and use under this Paragraph 6 of this Amendment shall not be blocked by either party during the term of this Lease. The parties agree to cooperate with each other so that neither party unreasonably interferes with the business, operations, employees and invitees of the other party while ingress and egress rights are being utilized by the Landlord as contemplated under this Section 6.

7.             For avoidance of doubt, the parties acknowledge and reaffirm Paragraph 1B of the Lease (as well as the other terms and provisions thereof not inconsistent with the terms and provisions of this Amendment) under which the Landlord makes no representations or warranty as to the condition of the Premises and the Tenant represents to the Landlord that Tenant has examined the physical conditions of the 37,551 square feet to be added to the Leased Area according to Paragraph 2 of this Amendment and has found them satisfactory for all purposes hereof and the Tenant accepts the Leased Area in their present condition, “As-Is.” It is contemplated that the Tenant will renovate the Office Area II referenced in Paragraph 2D of the Recitals including installing new carpeting and HVAC systems. The Tenant agrees to coordinate its renovation efforts with the Landlord so as to not unreasonably interfere with the office areas and existing HVAC system currently servicing such office areas.

8.             Paragraph 3A (a) is amended so that the entire subsection (a) shall read as follows:

(a)           For the Leased Area –

(i)                                     Beginning on the Commencement Date through March 31, 2006 –no Base Rent shall be due.

(ii)                                  From April 1, 2006 through June 30, 2006, the monthly Base Rent shall be $8,181.25 per month.

(iii)                               From July 1, 2006 through the remainder of the first Lease Year, the monthly Base Rent shall be $31,018.75.

9.             Paragraph 9B of the Lease (Care and Maintenance of the Leased Area) is amended by adding the following to the existing Paragraph:

It shall also be the responsibility of the Tenant, at its sole cost and expense to promptly, following the execution of this Amendment, to construct and maintain a 10-foot high chain-link fence between the boundary of the floor area leased by Tenant in Bays C and D of Building No. 1 and the remaining portion of such Bays — for the purpose of delineating the Leased Areas in such Bays and for security purposes — to protect all machinery, equipment and other items placed therein by the Tenant and according to Paragraph 12B(ii) the parties reaffirm that the “Landlord shall not be liable for any damage to or loss of such property and chattels, regardless of the cause of such damage or loss.”

10.           It is acknowledged that the Landlord is investigating the parking lot in front (north) of the office area currently under lease to the Tenant. It is understood that once the Landlord’s investigation is completed, the Landlord anticipates repairing those areas of the parking lot requiring repair and/or resurfacing.

11.           This Amendment may be executed in several counterparts, each of which shall be deemed an original and such counterparts shall constitute but one and the same instrument. If this Amendment or the signature page, as executed, is transmitted by one party to the other by facsimile transmission or electronically “pdf” transmission, such transmission shall be deemed an executed original of this Amendment and of such signature.

12.           Except as modified by this Amendment, the Lease remains unchanged.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment under seal as of the day and year first above written.

LANDLORD:

AEROSPACE/DEFENSE, INC.

By:	/s/ Jerry Garfinkle

Its:	Assistant Secretary

TENANT:

FORCE PROTECTION INDUSTRIES, INC.

By:	/s/ Raymond Pollard

Its:	COO 12 July 2006

FORCE PROTECTION, INC.

By:	/s/ Gordon R. McGilton

Its:	CEO 7/12/06